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                              SUCCESSION AGREEMENT

This Succession Agreement (the "Agreement") is made and entered into this 3rd day of February, 1998 by and among F. David Rollo, M.D. ("Dr. Rollo"), and the Raytel Medical Group, Ltd., a California professional corporation (the "Medical Group").

                                    RECITALS

        This Agreement is made with reference to the following facts:

        A. The Medical Group is a professional medical corporation (a "Professional Medical Corporation") within the meaning of the California Moscone-Knox Professional Corporation Act (the "Professional Corporation Act").


        B. The Medical Group has authorized stock consisting of 1,000 shares. The Medical Group currently has one hundred (100 shares issued and outstanding.

        C. The legal and beneficial owners of all of the issued and outstanding shares of the Medical Group (the "Shares") is F. David Rollo, M.D. (100 Shares).

        D. The only member of the Board of Directors of the Medical Group is F. David Rollo, M.D. (hereinafter referred to as the "Director").

        E. The parties hereto desire to promote their mutual interests by imposing certain restrictions on the sale, transfer or other disposition of the shares of the Medical Group and provide for certain disposition of the shares in the event of the death, permanent disability, permanent incapacity or the termination of employment of Dr. Rollo, thus insuring the continued successful operation of the business of the Medical Group through continuous harmonious management and share ownership. Further, the parties hereto desire to set forth certain of their understandings with reference to other matters pertaining to the Medical Group.

        F. The Medical Group is entering into that certain management agreement (the "Management Agreement") dated as of the date hereof, between the Medical Group and Raytel California Physician Services, Inc., a Delaware corporation ("Raytel"). The parties hereto acknowledge that, but for the execution of this Agreement, Raytel would not enter into the Management Agreement.

        G. Each of the parties has agreed to be bound by the covenants and agreements set forth herein, all of which are for the mutual benefit of the parties hereto, collectively and individually.

        NOW THEREFORE, the parties hereto hereby agree as follows:


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                                    AGREEMENT

        1.     GENERAL PURPOSE: CONSTRUCTIONS.

        The purpose of this Agreement is to provide, in the event of the death or permanent disability or permanent incapacity of Dr. Rollo, or the termination (for any reason whatsoever) of Dr. Rollo, as an employee of Raytel Medical Corporation (collectively, "Succession Events") for (i) the orderly transfer of ownership of the stock of the Medical Group and (ii) the directors of the Medical Group. In connection therewith, it is the intent of the parties hereto that:

               (a) The Medical Group maintain its continuous existence as a Professional Medical Corporation.

               (b) In the event of a Succession Event, the Medical Group shall have at least one (1) shareholder.

               (c) The Medical Group shall continue to honor the Management Agreement.

        2.     EVENTS PRIOR TO SUCCESSION EVENTS.

               2.1 Dr. Rollo agrees to maintain at all times throughout the Medical Group's existence a Board of Directors of one (1) member who is a person licensed to practice medicine in California and such licensed persons shall be designated as a licensed physician in accordance with the California Professional Corporation Act. In addition, each member of the Board of Directors must not be a "disqualified person" as defined in the Professional Corporation Act as being legally disqualified (temporary or permanently) or not licensed to render professional services in the medical industry. A licensed person who is legally qualified is hereinafter referred to as a "Qualified Medical Professional". Dr. Rollo (or any other shareholder who becomes a party hereto (a "Successor Shareholder"), will vote only for directors who are Qualified Medical Professionals.

               2.2 Dr. Rollo agrees that he will vote the Shares to elect at least one (1) member to the Board of Directors, who will be a Qualified Medical Professional. Initially, Dr. Rollo has voted his Shares to elect himself to the Board of Directors of the Medical Group. If another person is elected to succeed any him, such successor shall be a Qualified Medical professional and qualified to serve on the Board of Directors.

               2.3 During the term of this Agreement, Dr. Rollo shall not sell, transfer, pledge or otherwise hypothecate the Shares. The Shares will be marked with a restrictive legend with respect thereto.


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               2.4 Dr. Rollo agrees to, and shall cause all directors of the
Medical Group to, take all steps necessary to ensure that the Medical Group complies with all provisions of the Professional Corporation Act and remains in good standing as a Professional Corporation in the State of California.

        3.     EVENT OF DEATH.

               3.1 Shareholder Issues. If Dr. Rollo is the remaining sole shareholder of the Medical Group, then in the event of death of the last survivor, if legal counsel for the Medical Group determines that ownership of the Shares by the representative or successor-in-interest to the survivor is not permitted or legal under the Professional Corporation Act, then such Shares shall be sold and transferred to the Medical Group in accordance with Article III of the Bylaws of the Medical Group. In such event, the Medical Group shall, in order to have one (1) shareholder, do one of the following:

               (a) The Medical Group shall sell one hundred (100) newly issued shares to Thomas J. Fogarty, M.D., or his designee, who shall be designated the "Successor Shareholder" hereunder, and shall agree to purchase such shares; provided that such sale shall be consummated only if Dr. Fogarty or his designee is a Qualified Medical Professional on the Board of Directors of Raytel Medical Corporation; or

               (b) If Dr. Fogarty or his designee is not a member of the Board of Directors of Raytel Medical Corporation , then the Medical Group shall sell one hundred (100) newly issued shares to a Qualified Medical Professional who is a member of the Board of Directors of Raytel Medical Corporation. The Successor Shareholder shall be selected in the manner set forth in sub-paragraph (d) herein. Such Successor Shareholder shall become a party to this Agreement and agree to be bound by the terms hereof.

               (c) All purchases of shares hereunder shall be at a price of Ten Dollars ($10.00) per share.

               (d) Each Successor Shareholder shall be a Qualified Medical Professional, and each Successor Shareholder (other than the Personal Representative of the Estate of Dr. Rollo) shall also be a member of the Board of Directors of Raytel Medical Corporation. Each Successor Shareholder shall be designated as being eligible to be a shareholder and director of the Medical Group by the Board of Directors of Raytel Medical Corporation.


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        3.2    Director Issues.

               (a) Dr. Fogarty, or his designee, shall agree that when he becomes the Successor Shareholder and a party to this Agreement in accordance with the provisions of paragraph 3.1(d), herein above, that in the event of the death of Dr. Rollo, he shall fill the vacancy on the Board of Directors of the Medical Group by electing the Successor Shareholder, selected pursuant to paragraph 3.1(b), above to the Board.

               (b) In the event that Dr. Fogarty predeceases Dr. Rollo or becomes disqualified from becoming the Successor Shareholder in accordance with the terms set forth in this Agreement, then in such event, Dr. Rollo (if he is still the sole stockholder) will appoint either one (1) or more Qualified Medical Professionals to the Board of Directors of the Medical Group as the replacement for Dr. Fogarty, hereunder, pursuant to the requirements of paragraph 3.1(d).

               (c) Each Successor Shareholder shall exert good faith best efforts to vote his or her shares hereunder to elect all Successor Shareholders to the Board of Directors of the Medical Group; provided, however, no Successor Shareholder shall be obligated to elect any such person if he or she believes it is not in the best interest of the Medical Group. In such event, the Successor Shareholder shall select a person from among the qualified and licensed professionals in the medical industry in California who is reasonably acceptable to the Board of Directors of Raytel Medical Corporation.

        4.     PERMANENT DISABILITY AND PERMANENT INCAPACITY.

               4.1 Shareholder Issues. In the event of the permanent disability or permanent incapacity of Dr. Rollo as determined by a recognized medical authority, then the Shares shall be sold and transferred to the Medical Group in accordance with Article III of the Bylaws of the Medical Group. In such event, the Medical Group shall sell newly issued shares to a Successor Shareholder in the manner set forth in paragraph 3.1 herein.

               4.2 Director Issues. Within thirty (30) days from the sale of shares pursuant to this section 4, a special meeting of the shareholder shall be called in accordance with Article IV, Section 2 of the Bylaws of the Medical Group to elect new directors to the Board.


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        5.     TERMINATION OF ROLLO AS OFFICER AND RESIGNATION AS DIRECTOR OF
MEDICAL GROUP.

               5.1    Shareholder Issues. In the event of:

               (a) voluntary resignation by Dr. Rollo as an officer and director of the Medical Group;

               (b) mutual agreement of termination by Dr. Rollo and Raytel Medical Corporation resulting in his resignation as an officer of Raytel Medical Corporation;

               (c) termination by Raytel Medical Corporation of the employment agreement between Dr. Rollo and Raytel Medical Corporation dated March 1, 1998, as the same may be amended and/or renewed from time to time;

the Corporation shall sell one hundred (100) newly issued shares to Thomas J. Fogarty, M.D., or his designee, who shall then become the Successor Shareholder in the manner set forth in paragraph 3.1(b) at a price of Ten Dollars ($10.00) per share.

               5.2 Director Issues. Within thirty (30) days from the sale of shares pursuant to this section 5, a special meeting of the shareholder shall be called in accordance with Article IV, Section 2 of the Bylaws of the Medical Group to elect directors.

        6. EVENTS AFFECTING SUCCESSOR SHAREHOLDERS. Anytime there is only one
(1) shareholder in the Medical Group, in the event of death, permanent disability, permanent incapacity of such Successor Shareholder, the disqualification of such Shareholder as a Qualified Medical Professional or the removal of such Successor Shareholder who is a director from the Medical Group's Board of Directors in accordance with the provisions of the Medical Group's Bylaws, all shares held by such Successor Shareholder shall be sold and transferred to the Medical Group in accordance with Article III of the Medical Group's Bylaws, and the Medical Group shall sell shares to a new Successor Shareholder in the manner set forth in paragraph 3.1(b). Within thirty (30) days from the sale of shares to a Successor Shareholder pursuant to this paragraph 6, a special meeting of the shareholder shall be called in accordance with Article IV, Section 2 of the Bylaws of the Medical Group to elect directors.

        7. TERM AND AMENDMENT TO BYLAWS. This Agreement shall be in full force and effect for so long as the Management Agreement is in full force and effect. This Agreement shall terminate upon the earlier termination of the Management Agreement (whether it be the Initial Term or any Renewal Term as defined therein). Dr. Rollo and each Successor Shareholder agree that they will not amend the Bylaws of the Medical Group in a manner adverse to the purposes set forth and specified in paragraphs 1, 4.1, 5.2 or 6 hereof so long as this Agreement is in effect.


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        8. COMMUNITY PROPERTY INTEREST. It is intended by this Agreement that the parties hereto shall subject their entire interest in the shares owned by them to the terms of this Agreement, irrespective of any community property interest of any spouse.

        9. DELIVERY OF SHARES, STOCK ASSIGNMENTS. Upon the purchase of any shares hereunder, the Medical Group or the person selling the shares shall deliver to the Medical Group and/or the purchasing shareholder, as the case may be, the stock certificate or certificate evidencing the shares purchased, together with all necessary or appropriate stock assignments separate from certificate.

        10. FURTHER AGREEMENTS.

               10.1 Party to Agreement. Any Successor Shareholder shall become a party to this Agreement and agree to be bound by the term hereof.

               10.2 Transfer of Shares. During the term of this Agreement, a Successor Shareholder shall not sell, transfer, pledge or otherwise hypothecate his/her shares. The shares will be marked with a restrictive legend with respect thereto.

               10.3 Compliance. Any Successive Shareholder agrees to, and shall cause all directors of the Medical Group to, take all steps necessary to ensure that the Medical Group complies with all provisions of the Professional Corporation Act and remains in good standing as a Professional Medical Corporation in the State of California.

        11. COPY OF AGREEMENT. The Medical Group shall keep a copy of this Agreement on file in the principal business office of the Medical Group.

        12. NOTICE.Any and all notices or other matters required or permitted by this Agreement to be served on, given to or delivered to a party shall in writing and shall be deemed duly served, given or delivered when personally delivered to such party, or in lieu of such personal service, when deposited in the United States mail, certified, postage prepaid, or by facsimile transmission followed by mail delivery, addressed to such person as follows:

To:  "Raytel"                                    To:  "Medical Group" or "Dr. Rollo"

Swapan Sen, Senior Vice President                F. David Rollo, M.D., President
Raytel California Physician Services, Inc.       Raytel Medical Group, Inc.
2755 Campus Drive, Suite 200                     2755 Campus Drive, Suite 200
San Mateo, California  94403                     San Mateo, California  94403


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        Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other parties hereto.

        13. ATTORNEYS' FEES. Should any parties hereto institute any action or proceeding at law or in equity or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

        14.    MISCELLANEOUS.

               14.1 Applicable Law. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be performed in California.

               14.2 Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it in the requirements of the law.

               14.3 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurance, and shall do any and all acts and things reasonably necessary in connection with the performance of his or her obligations hereunder to carry out the intent of the parties hereto.

               14.4 Modifications or Amendments. No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

               14.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and canceled in their entirety and are of no further force or effect.

               14.6 Non-Waiver. No Waiver by any party hereto for a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

               14.7 Counterparts. This Agreement may be executed in one or more


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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               14.8 Number and Gender. In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the other, whenever the context so requires.

               14.9 Captions. The Captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement.

               14.10 Continued Tenure. The parties hereto acknowledge that nothing contained in this Agreement shall be deemed as a guarantee of continued tenure on the Board of Directors of the Medical Group.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

"Medical Group"


Raytel Medical Group, Inc.                         F. David Rollo, M.D.
a California professional corporation


By:     /s/ F. David Rollo, M.D.                   By: /s/ F. David Rollo, M.D.
        -------------------------                      -------------------------
        F. David Rollo, M.D.                           F. David Rollo, M.D.
Its:    President



Raytel Medical Corporation                         Raytel California Physician
                                                          Services, Inc.


By:     /s/ Swapan Sen                             By:    /s/ Swapan Sen
        -------------------------                      -------------------------
        Swapan Sen                                        Swapan Sen
Its:    Senior Vice President                      Its:   Senior Vice President

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